10.1.1 Tidewater Finance Company Agreement
                                                     P. 0. Box 15263
                                                     Chesapeake, VA 23328-5263

                                                     Tel: (757) 436-0028
                                                     Fax: (757) 548-3702
     Tidewater Finance Company


                     RETAIL FINANCING DEALER AGREEMENT

This Agreement made this 28th day of August, 2000, by and between Tidewater Finance Company trading as Tidewater Credit Services, a Virginia financial institution with its office and principal place of business in the City of Chesapeake, State of Virginia (hereinafter referred to as "the Finance Company") and Elective Investments Inc having its office and principal place of business in the City/Town of Stroudsburg and State of PA, (hereinafter referred to as "The Dealer").

In consideration of the mutual covenants and promises as set forth in this instrument, the parties agree as follows:

1. Sale/Assignment of Contracts: Dealer agrees to offer, from time to time, to the Finance Company retail installment sales finance contracts relating to the sale of consumer goods (goods) by the Dealer. The Finance Company agrees to review and consider such contracts and to purchase assignments of such contracts as are acceptable to the Finance Company under such terms and conditions as are set forth herein. Nothing set forth in this instrument shall constitute an obligation on the part of the Finance Company to purchase contracts and such purchase shall be in the The Finance Company's sole discretion.

2. Contract Documents: All contracts approved for purchase by the Finance Company shall convey or be accompanied by documentation which conveys to the Finance Company a purchase money first security interest in the property sold by Dealer. Contracts shall be assigned to the Finance Company by Dealer, without recourse to Dealer except for the Warranties and obligations of the Dealer as set forth in this instrument and at law. Dealer agrees that The Finance Company will have the right to pre-approve or deny any requests to finance subsequent invoices.

3. Merchant Representations: Merchant makes the following representations, which shall survive the termination of this agreement:

4.
  a. That each contract is genuine, valid and legally enforceable in accordance with its terms;

  b. Dealer has verified the identity of contract obligors from a valid drivers license, passport, military id or equivalent forms of photo identification.

  c. That each contract and negotiation thereof was and is in full compliance with any and all federal, state and local laws and regulations applicable to the sale of consumer goods, including but not limited to any and all federal, state and local laws and regulations pertaining to the disclosure or warranty requirements pertaining to the goods financed;

  d. That there are no unstated, undisclosed or unwritten terms relating to any contracts submitted to the Finance Company;

  e. That each contract, once assigned, shall provide the Finance Company with a valid purchase money first security interest relating to the goods from the date of the contract and that the sale of the goods is and was free and clear of any and all valid claims, counterclaims, offsets, defenses and charges on the part of any person or business entity;

  f. That all statements of fact as stated in the contract are true;

  g. That the Dealer has no actual knowledge of any facts or circumstances which impair the validity or value of the contract, including but not limited to the lack of capacity on the part of the buyer;

  h. That there are no express warranties of any nature made to the Buyer which are not set forth in writing on the contract other than any written new product warranty given to the Buyer by the manufacturer of the goods;

  i. That no portion of the down payment was loaned by the Dealer to the Buyer and that the cash down payment and trade in, if any, were in fact received and have been accurately set forth on the contract;

  j. That there are no valid claims or defenses that the Buyer may raise in connection with the contract and that the Buyer has no claim, damages or causes of action against the Dealer arising out of the sale of the goods;

  k. That the goods were delivered in accordance wit h all requirements as set forth under the contract and under applicable law;

  l. That Dealer shall continue to perform such service and warranty obligations as may be required under the terms of any express or implied warranty to the goods given by the Dealer or manufacturer of the goods, holding the Finance Company harmless in connection with such obligation;

  m. That an executed copy of the contract and all notices and disclosure requirements pertaining to the sale of goods have been properly provided to the Buyer by the Dealer; and,

  n. That all financial and credit information provided to the Finance Company is true, complete and accurate to the best of Dealer's knowledge.

4. Remedies for Breach of Representation or Covenant: In the event of a breach of any representation or covenant in this agreement or any addendum thereto, merchant, at the option of TCS shall:

 A. Indemnify and hold TCS harmless from all claims, demands or liabilities arising directly or indirectly out of a merchandise contract. If a claim is asserted against TCS due to merchants misrepresentation or breach of contract, TCS may retain attorneys of its own selection to represent TCS and the merchant shall be responsible for reasonable attorney fees. TCS shall direct the defense of the claim and shall be the sole judge of the acceptability of any settlement and or

 B. Repurchase from TCS upon request, a merchandise contract affected by a breach, by paying the unpaid balance (plus accrued interest, if any) due from the customer on the merchandise contract and or

 C. Accept an offset determined by TCS from any funds owed merchant by TCS.

5. Dealer notification: Dealer hereby agrees to notify the Finance Company of the existence of any facts or the occurrence of any event which comes to the attention of the Dealer which would require the Dealer to repurchase any contract under the terms and conditions of this Agreement or, of the existence of any facts or the occurrence of any event which would impair or impede the rights of the Finance Company to enforce the terms of any contract against a Buyer.

6. Sales and Use Tax: In addition to all other warranties expressed herein or implied by law, Dealer specifically represents to the Finance Company that all sales and use taxes applicable to the sale and purchase of the goods covered by any contract have been paid in full and that there are no outstanding federal, state or municipal charges or liens pertaining to any goods which are the subject of any contract sold and assigned to the Finance Company.

7. Payment to Dealer: In consideration for the assignment of contracts from the Dealer to the Finance Company as set forth in this instrument, the Finance Company agrees to pay the Dealer the amount to be financed from the invoice, in keeping with its approved credit amount less a discount of: Eight(8) percent % of the amount financed.

8. Contract Payments: Dealer agrees that it shall not accept any payment in connection with any contract sold and assigned to the Finance Company. Dealer hereby appoints The Finance Company as its true and lawful attorney, with power of substitution in the Dealer or in the Finance Company's name to demand, collect, receive payment, receipt for, give discharges, releases, extensions, modifications or postponements under such contracts as the Finance Company may deem appropriate in its sole discretion. Finance Company is further given the authority to settle, compromise, commence and prosecute any suit or action or proceeding in law or at equity relating to any matter under the sold or assigned contact. The Dealer hereby waives demand, protest, notice of default, nonpayment, partial payment and hereby consents to and waives notice of granting of any extensions of payment, the taking or release of security, the addition or release of any person primarily or secondarily liable on any contract sold or assigned to the Finance Company. Dealer shall be under full recourse with respect to any contract under which Dealer makes any settlement with the Buyer relating to Buyer's obligations under the contract without the Finance Company's written consent. In such event, the Dealer shall be responsible for any and all costs incurred by the Finance Company in enforcing its rights under this paragraph, including reasonable attorney's fee.

9. Omissions: Dealer hereby agrees to supplement any information and to execute any additional documents as may be reasonably required or requested by the Finance Company in order for the Finance Company to effect or exercise any of its rights under any contract sold and assigned under the terms of this Agreement.

10. Modification: This Agreement shall not be modified except as evidenced in writing and signed by the parties.

11. Termination: This Agreement may be terminated at any time by either party upon notice in writing to the other. It is specifically agreed, however, that any termination shall not affect any warranties, obligations or liabilities of the parties with respect to any contact sold and is assigned to the Finance Company prior to termination of this Agreement.

12. Binding Effect: This Agreement shall inure to and bind the successors and assigns of the parties.

13. Severability: If any paragraph or portion thereof of this Agreement is held unenforceable or invalid by a court of competent jurisdiction, such invalidity and unenforceability shall not invalidate or render unenforceable the remaining provisions of this Agreement; but rather, such remaining parts and portions of this contract shall remain in full force and effect.

14. Applicable Law/Venue: This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia and that the venue for any suit filed by the parties shall be in the Commonwealth of Virginia.

15. Entire Agreement: This instrument represents the entire agreement between the parties and supersedes any previous agreement, written or oral.

DATED this 28th day of August, 2000.

                                            DEALER
/s/ Karen Morris                         By:/s/ Gerard A. Powell
-------------------                         --------------------
Witness                                Its Duly Authorized Agent

DATED this day of August 2000.
                                      Tidewater Finance Company T/A
                                      Tidewater Credit Service's

/s/Cynthia Gibson                        By:/s/David Wood
-----------------                           --------------------
Witness                                Its Duly Authorized Agent